UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 29, 2010

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (904) 359-3200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On June 29, 2010, the Board of Directors (the “Board”) of CSX Corporation (“CSX”) appointed Pamela L. Carter to serve as a member of the Board. Her appointment increases the size of the Board from eleven directors to twelve. Ms Carter, 60, is currently President of Cummins Distribution, a $1.8 billion division of Cummins Inc. Ms. Carter was appointed to serve on the Governance and Operations and Public Affairs Committees of the Board. The Board determined that Ms. Carter qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of the New York Stock Exchange (“NYSE”). Ms. Carter will receive compensation consistent with that provided to all non-employee directors, as described in the Company’s Proxy Statement dated March 24, 2010.
     A copy of the press release announcing Ms. Carter’s appointment as a member of the Board is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits
The following exhibits are filed as a part of this Report.

Exhibit No.	Description

99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CSX CORPORATION
Date: July 1, 2010	By:	/s/ DAVID A. BOOR
David A. Boor
Vice President — Tax and Treasurer

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